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                                                                   Exhibit 10.59

                             BRE PROPERTIES, INC.
                              AMENDED AND RESTATED
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                         (as amended January 27, 2000)

  1. Purpose of the Plan.   The purpose of the Non-Employee Director Stock
Option Plan (the "Plan") is to attract and retain the services of experienced and knowledgeable non-employee directors, to encourage them to devote their utmost effort and skill to the advancement and betterment of the Company, and to permit them to participate in the ownership of the Company through stock compensation in lieu of cash compensation. This plan amends the Company's Amended and Restated Non-Employee Director Stock Option Plan, as amended prior to January 27, 2000.

  2. Definitions.   As used in the Plan and the related Option agreements, the following terms will have the meaning stated below:

     (a) "Board" means the Board of Directors of the Company.

     (b) A "Change in Control" occurs when any person or group, together with its affiliates and associates (other than the Company or any of its subsidiaries or employee benefit plans), acquires direct or indirect beneficial ownership of 32 percent or more of the then outstanding Shares or commences a tender or exchange offer for 40 percent or more of the then outstanding Shares. The terms "group," "affiliates," "associates" and "beneficial ownership" shall have the meanings ascribed to them in the rules and regulations under the Exchange Act.

     (c) "Company" means BRE Properties, Inc., a Maryland corporation.

     (d) "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Committee" means the Board or its Compensation Committee appointed by the Board to administer the Plan.

     (f) "Exchange Act" means the Securities Exchange Act of 1934.

     (g) The "Fair Market Value" of a Share on any date means the closing price per Share on the New York Stock Exchange for that day (or, if no Shares were publicly traded on that Exchange on that date, the next preceding day that Shares were so traded on that Exchange).

     (h) "Non-Employee Director" means a member of the Board who is not an employee of the Company.

     (i) "Option" means an option to purchase Shares.

     (j) "Optionee" means the holder of an Option.

     (k) "Option Price" means the price to be paid for Shares upon exercise of an Option.

     (l) "Shares" means shares of common stock $.01 par value per share of the Company.

     (m) "Subsidiary" means any corporation or other entity in which the Company owns, directly or indirectly, more than 50 percent of the total combined voting power.

  3. Administration of the Plan.   The Plan shall be administered by the
Committee. Subject to the provisions of the Plan, the Committee shall have the power to interpret the Plan and prescribe, amend and rescind rules and regulations relating to it.
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  4. Participation in the Plan.

     (a) Annual Grants in Lieu of Director Fees.   Non-Employee Directors shall
receive the following Options in lieu of cash for serving on the Board and attending meetings of the Board.

         (i) Initial Grants Upon Becoming a Non-Employee Director. Any person who becomes a Non-Employee Director shall automatically receive an Option for 25,000 Shares effective as of the date of their appointment or election to the Board.

         (ii)    Subsequent Annual Grants.   In addition to the Option grant
     provided for in subparagraph (i) above, each Non-Employee Director shall automatically receive an additional Option for 25,000 shares on each anniversary of the date of grant of the Option received pursuant to subparagraph (i) above.

     (b) Additional Annual Grant for Chairman of the Board.   The Chairman of
the Board shall receive, in addition to the annual Option granted under subparagraph (a), an Option for 25,000 Shares upon becoming Chairman and an additional Option for 25,000 Shares on each subsequent anniversary date.

     (c) Additional Annual Grants for Committee Membership.   For serving on
Board committees, Non-Employee Directors (other than the Chairman of the Board) shall receive an additional annual Option for 2,000 Shares for each committee the director serves on, or for 6,000 Shares for serving as chairman of a committee, to be granted initially on the date this amended Plan is approved by the shareholders of the Company and thereafter on the date a director joins a committee or becomes chairman, and on each subsequent anniversary of the initial grant date; provided that no individual shall receive annual Options for more than 8,000 Shares pursuant to this subparagraph 4(c).

     (d) Annual Incentive Grants.   In addition to the Options granted pursuant
to subparagraphs (a)-(c) above, each Non-Employee Director shall receive an Option for the number of Shares set forth in the table below, following any fiscal year of the Company that the growth in the Company's funds from operations per share from the prior year, as determined by reference to the Company's annual consolidated financial statements, exceeds the 50th percentile of the ten largest publicly-traded multifamily Real Estate Investment Trusts based on total assets:

Percentile                            No. of Shares
----------       --------------------------------------------------------
  80-100         5,000
  50-80          5,000 multiplied by X/30, with X equal to the percentile above
                 50 (e.g., the 70th percentile = 20/30 x 5,000 = 3,333 Shares)
   0-50          zero

  The grant date for Options granted pursuant to this paragraph shall be the date, following publication of the Company's annual consolidated financial statements, that the reference information for the comparison REITs first becomes available.

     (e) Reload Grants.   In the event an Optionee (1) exercises, in whole or in
part, any Option granted under this Plan (including an Option granted under this
Section 4(e)) by delivering (or attesting to ownership of) Shares instead of paying cash, as permitted by subparagraph 7(c), or (2) pays tax withholding by delivering Shares, or having Shares withheld, as permitted by subparagraph 7(g), the Optionee, if then still a Non-Employee Director, shall automatically receive on the date of such exercise a new Option (a "Reload Option") to purchase additional Shares equal to the number of Shares so delivered to, or withheld by, the Company. The Reload Option shall have an exercise price equal to the Fair Market Value per Share on the date the Reload Option is granted, shall expire the same date as the expiration date of the original Option so exercised, and shall vest and become exercisable if the Optionee holds all of the new Shares purchased (net of Shares withheld to pay taxes) under the original Option until the first to occur of (i) 18 months after grant of the Reload Option or (ii) 12 months before the expiration of the Reload Option. However, a Reload Option shall vest sooner upon the occurrence of any of the following: (a) a Change in Control, (b) the Optionee's retirement from the Board, or (c) the Optionee's death, disability, or personal hardship as determined by the Committee.
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  5. Shares Subject to Plan.   The maximum number of Shares which may be issued
pursuant to Options under the Plan shall be 2,300,000, subject to adjustment in accordance with Section 8. In the event that any outstanding Option (other than a Reload Option) shall expire or terminate for any reason, the Shares allocable to the unused portion of that Option will again be available for additional Options under the Plan. If an Option is exercised by delivery of Shares as permitted by subparagraph 7(c), only the number of Shares issued upon exercise net of the Shares so delivered shall be deemed utilized for purposes of determining the maximum number of Shares available for future Options under the Plan.

  6. Transferability.   Except as permitted by the Committee in accordance with
the rules and regulations promulgated under the Exchange Act with respect to any exemption from the short-swing profit provisions of Section 16(b) of that Act, Options granted under the Plan shall not be transferable by the holder other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative.

  7. Terms and Conditions of Options.   The Options granted hereunder will not
be "incentive stock options" under Section 422 of the Code. Each Option Agreement shall state the number of Shares subject to the Option, the Option Price, the Option period, the method of exercise, the manner of payment, any restrictions on transfer, and such other terms and conditions as the Committee shall determine consistent with the Plan and the following:

     (a) Option Price.   The price to be paid for Shares upon the exercise of an
  Option shall be 100% of the Fair Market Value of the Shares on the date the Option is granted.

     (b) Expiration of Option.   No Option shall be exercisable after the
  expiration of ten years from the date of grant. A Reload Option shall expire as provided in subparagraph 4(e).

     (c) Payment of Option Price. Upon exercise of an Option, the Option Price for the Shares to which the exercise relates shall be paid in full (i) in cash or (ii) by delivery to the Company (including delivery by attestation of ownership) of Shares owned by the Optionee and valued at Fair Market Value on the date of exercise; provided that any such already-owned Shares delivered to pay the exercise price, if originally acquired by the Optionee from the Company, shall have been held at least six months.

     (d) Vesting of Options.   Each Option granted under subparagraphs 4(a)-(c)
  shall vest and become exercisable as to 1/12 of the shares subject to the Option on each monthly anniversary date beginning on the grant date of the Option, subject to the Optionee's continuing service as a director, chairman or committee member, so that an Option shall have become fully vested one year after the grant date; provided that upon a Change in Control, all unvested options shall become fully vested. Incentive grants under subparagraph 4(d) shall be fully vested upon grant. A Reload Option shall vest as provided in subparagraph 4(e).

     (e) Termination of Director Status.   Termination of an Optionee's status
  as a director of the Company shall not affect the ability of the Optionee or the Optionee's estate to exercise, until the expiration date thereof, any Options which have vested prior to the termination date.

     (f) Rights as Shareholder.   No Optionee shall have rights as a shareholder
  with respect to Shares acquired under the Plan unless and until the stock certificates for such Shares are delivered to him or her.

     (g) Tax Withholding.   Option exercises are subject to withholding of all
  applicable taxes, which withholding shall be satisfied by the Optionee's cash remittance or (to the extent permitted by the Committee) through the delivery or surrender to the Company of Shares, valued at Fair Market Value, which the Optionee owned prior to exercise or to which the Optionee is otherwise entitled upon exercise of an Option; provided that any such already-owned Shares delivered to pay withholding taxes, if originally acquired by the
 Optionee from the Company, shall have been held at least six months.
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  8. Capital Adjustments; Reorganization.   The aggregate number of Shares with
respect to which Options may be granted hereunder, the number of Shares thereof covered by each outstanding Option and the purchase price per Share shall be proportionately adjusted for changes in the capitalization of the Company resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split, reverse stock split, or other subdivision or consolidation of shares or the like. No fractional shares shall be issued, and any fractional shares resulting from the adjustments contemplated by this subparagraph shall be eliminated from the respective Option.

  If the Company merges or consolidates with another entity and is not the surviving entity, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under the Plan, then either (a) after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of any outstanding Option shall be entitled, upon exercise of an Option, to receive, in lieu of Shares, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of Shares equal to the number of Shares as to which the Option may be exercised; or
(b) all Options, from and after a date at least 30 days prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, shall be exercisable in full and all outstanding Options which are so exercisable prior to the effective date of such merger consolidation, liquidation, sale or other disposition may be canceled by the Committee in its discretion, as of such effective date, against payment to the holder of cash in an amount equal to the estimated fair value of the Options so canceled as determined by the Company's independent financial advisor.

  9. Exchange Act Section 16.   Transactions under this Plan are intended to
comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

  10. Duration of the Plan.   This Amended and Restated Plan, as amended January
27, 2000, shall be deemed effective on January 27, 2000, if no later than March 1, 2001 the Plan has been approved by the affirmative vote of a majority of the outstanding shares of voting stock of the Company present and voting in person or by proxy at a duly held shareholder meeting. If not so approved, the Plan as previously amended shall remain in effect. The Plan shall terminate on October 1, 2005, but may be sooner terminated by the Board at any time. Expiration, termination or amendment of the Plan will not affect any Options then outstanding.

  11. Amendment of the Plan.   The Board may amend or terminate the Plan at any
time; provided, however, that no such amendment shall, without the approval of the holders of a majority of the outstanding shares of voting stock of the Company present and voting at a duly held shareholder meeting, (i) increase the maximum number of Shares which may be purchased pursuant to the Plan, (ii) change the purchase price, or (iii) change the Option period or increase the time limitation on the grant of Options under the Plan.